UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): May 13, 2008 (May 13, 2008)

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

033-18888	23-2530374
(Commission file number)	(IRS employer ID)

77 East King Street, Shippensburg, Pennsylvania	17257
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 532-6114

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ORRSTOWN FINANCIAL SERVICES, INC.

Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Chief Executive Officer Announces Intention to Retire.

On May 13, 2008, Orrstown Financial Services, Inc. (the “Company”) issued a press release announcing that Kenneth R. Shoemaker, President and Chief Executive Officer the Company, and its wholly-owned subsidiary, Orrstown Bank (the “Bank”), had announced to the Board of Directors, his intention to retire immediately following the annual meeting of shareholders of the Company to be held in 2009. In addition, the Company concurrently announced that the Company and the Bank had entered into an Executive Employment Agreement with Mr. Shoemaker described below.

(e) Executive Employment Agreement

On May 13, 2008, concurrently with Mr. Shoemaker’s announcement that he intends to retire as President and Chief Executive Officer of the Company and the Bank, the Company and the Bank announced that they had entered into an Executive Employment Agreement (the “Agreement”) with Mr. Shoemaker for a term of three years beginning upon the completion of the annual meeting of shareholders of the Company to be held in 2009. Pursuant to the terms and conditions of the Agreement, Mr. Shoemaker will have the title of “President Emeritus” of the Company and the Bank and would have such duties as may be assigned to him from time to time by the Board of Directors. Mr. Shoemaker also would assume the position of President of the Orrstown Bank Foundation.

The Agreement provides for the Bank to pay Mr. Shoemaker an annual salary of $100,000 and to provide to Mr. Shoemaker the same employee benefit plans and programs as it makes available to its full time employees generally.

Pursuant to the terms and conditions of the Agreement, Mr. Shoemaker may not engage in any other business or commercial activities or become a director of any company without the consent of the Company’s and the Bank’s boards of directors. In addition, Mr. Shoemaker may not compete with the Bank during the term of the Agreement and for one year thereafter within an eighty mile radius of Shippensburg, Pennsylvania.

The Agreement provides that the Company and the Bank may terminate the Agreement for “cause,” defined to mean (i) the repeated failure by Mr. Shoemaker to substantially perform his duties after written notice; (ii) the engagement by Mr. Shoemaker in serious misconduct injurious to the Company or the Bank; (iii) the violation by Mr. Shoemaker of the terms and conditions of the Agreement and his failure to cure the violation within thirty (30) days after notice from the Company or the Bank; (iv) dishonesty or gross negligence by Mr. Shoemaker in the performance of his duties; (v) the breach by Mr. Shoemaker of his fiduciary duties to the Company or the Bank involving personal profit; (vi)violations by Mr. Shoemaker of law applicable to his duties; or (vii) moral turpitude or serious misconduct on the part of Mr. Shoemaker which brings material public discredit to the Company or the Bank.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Form Executive Employment Agreement with Kenneth R. Shoemaker

99.1	Press Release issued May 13, 2008

ORRSTOWN FINANCIAL SERVICES, INC.

Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Orrstown Financial Services, Inc.

Date: May 13, 2008	/s/ Kenneth R. Shoemaker
Kenneth R. Shoemaker, President and Chief Executive Officer

ORRSTOWN FINANCIAL SERVICES, INC.

Form 8-K

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form Executive Employment Agreement with Kenneth R. Shoemaker

99.1	Press Release issued May 13, 2008